                                                                    EXHIBIT 23.4

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement of Global Telesystems Group, Inc. on Form S-4 (File No. 333-68511) of our report dated December 21, 1998, on our audit of the consolidated financial statements of Esprit Telecom plc (the "Company"), as of September 30, 1998, and for the year ended September 30, 1998. We also consent to the references to our firm under the captions "Experts" and "Selected Historical Consolidated Financial Data".


                                          /s/ PRICEWATERHOUSECOOPERS

                                          PricewaterhouseCoopers
London, England

January 20, 1999